EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218754 on Form S-8, Registration Statement No. 333-254105 on Form S-3, and Registration Statement No. 333-254107 on Form S-4 of our reports dated March 6, 2025 relating to the financial statements of Clarus Corporation and the effectiveness of Clarus Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

March 6, 2025